ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is made and entered into by and among T. Alan Owen & Associates, P.C. ("TAO"), Attorneys at Law, Arlington, Texas, and FreewillPC.com, Inc. ("FPC"), a Nevada corporation, on behalf of all subscribers (the "Investors") to the initial public offering (the "Offering") of common stock by FPC, pursuant to a Registration Statement filed under the Securities Act of 1933 on Form SB-1.

                                        I

                                    RECITALS

         1.1 Purchase of Shares. The Investors, at a price of $0.25 per share, desire to individually purchase from FPC, an aggregate of between 400,000 shares and 4,000,000 shares (the "Shares") of the common stock of FPC pursuant to the terms of the Offering. However, there is no certainty that any Shares may be purchased under the Offering.

         1.2 Purpose Hereof. In order to facilitate the purchase of the Shares, FPC shall deposit all funds received by it from the sale of the Shares to Investors (the "Escrow Funds") with TAO, and TAO shall hold the Escrow Funds and not release them to FPC until such time as is described below.

                                       II

                                ESCROW PROVISIONS

         2.1 Appointment of TAO. TAO is hereby appointed as Escrow Agent to receive, hold, and distribute all funds deposited by the Investors for Shares, all as hereinafter provided.

         2.2 Deposit and Receipt of Funds. TAO shall deposit all funds for purchase of the Shares in its Attorney Trust Account (the "Escrow Account"). Concurrently with the delivery of the deposits by each Investor, TAO shall give each Investor and FPC a receipt for the funds received by TAO.

         2.3 Disbursement of Escrow Funds. Following deposit into the Escrow Account of funds totaling $50,000.00, TAO shall disburse all such funds to FPC and shall notify all Investors that placed Escrow Funds with TAO that such disbursement has taken place.

         2.4  TAO's   Responsibility.   TAO's  sole  responsibility  under  this
Agreement shall be for the recording of deposits by the Investors, the safekeeping of the Escrow Funds, and the disbursement thereof in accordance with Paragraph 2.3, and TAO shall not be required to take any other action with reference to any matters which might arise in connection with the Escrow Funds or this Agreement. TAO shall not be liable to FPC or any Investor for anything which TAO may do or refrain from doing in connection herewith, so long as TAO is acting in good faith in an attempt to perform its duties under this Agreement or



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unless Owen is guilty of gross  negligence or willful  misconduct.  TAO is not a party to, nor is it bound by, nor shall it give consideration to the terms or provisions of, even though he may have knowledge of, (i) any agreement or undertaking of any agreement with any other party or parties, except for this Agreement, (ii) any agreement or undertaking which may be evidenced or disclosed by this Agreement, and (iii) any other agreements regarding the Escrow Funds that may now or in the future be deposited with TAO in connection with this Agreement. TAO has no duty to determine or inquire into any happening or occurrence or any performance or failure of performance of the Investors or FPC or any other parties with respect to agreements or arrangements with each other or with any other party or parties.

         2.5 Indemnity to TAO. FPC agrees to indemnify and hold TAO harmless against and from any and all costs, expenses, claims, losses, liabilities, and damages (including reasonable attorneys' fees) that may arise out of or in connection with TAO's acting as Escrow Agent under the terms of this Agreement, except in those instances where TAO has been guilty of gross negligence or willful misconduct.

         2.6 Return of Escrow Funds. If $50,000.00 is not deposited in the Escrow Account by the Investors on or before 180 days after the effective date of the offering, TAO shall promptly return to each Investor from the Escrow Funds, an amount equal to the amount deposited by such Investor.

         2.7 Effective Date and Termination. This Escrow Agreement shall become effective on the date the first deposit is made by an Investor into Escrow. All of the provisions of this Agreement shall terminate 180 days after the effective date of the offering by refunding all funds in escrow to the Investors, or by the disbursement of all Escrow Funds as herein set out. If not so terminated, TAO at any time after such date may disburse the allocable portion of the Escrow Funds to each respective Investor, close his records, and withdraw all of TAO's liability and obligations in connection with the Escrow Funds and this Agreement shall terminate.

                                       III

                                  MISCELLANEOUS

         3.1 Multiple Counterparts. It is intended that this Agreement shall be executed in multiple counterparts, each of which, when so executed, shall be considered an original, but all of which shall together constitute one and the same instrument.

         3.2 Entire Agreement. This instrument evidences the entire agreement between TAO and FPC with respect to the purchase of the Shares by Investors

         3.3 Controlling Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         3.4 Notices. Any notice, request, instruction, or other instrument to be given or served hereunder upon any party shall be deemed given or served if in writing and delivered personally or sent by United States Mail, postage



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prepaid, certified, return receipt requested, to the respective party or parties at the following addresses:

         a)       If to TAO:                T. Alan Owen & Associates, P.C.
                                                     1112 East Copeland Road
                                                     Suite 420
                                                     Arlington, Texas  76011
                                                     Attn: T. Alan Owen

         b)       If to FPC:                FreewillPC.com, Inc.
                                                     709-B West Rusk
                                                     Suite 500
                                                     Rockwall, Texas 75087
                                                     Attn: David McCune

         EXECUTED to be effective as of the 31st day of August, 2000.



                                            T. ALAN OWEN & ASSOCIATES, P.C.



                                            By:________________________________
                                                  T. Alan Owen




                                            FREEWILLPC.COM, INC.
                                            a Nevada corporation



                                            By:________________________________
                                                 David McCune, President



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